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Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated May 17, 1996 with respect to the Combined Statement of Revenue and Certain Expenses of the 1996 Acquired Properties and Probable Properties for the year ended December 31, 1995, in the Current Report of Equity Residential Properties Trust on Form 8-K/A, dated May 23, 1996, in the Registration Statements of Equity Residential Properties Trust on Form S-3, as amended (File No. 33-96792 and No. 33-97680), and the prospectus dated January 22, 1996.


                                       Ernst & Young LLP

Chicago, Illinois
August 14, 1996